EXHIBIT 23.1
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                                                   PricewaterhouseCoopers LLP
                                                   300 Madison Avenue
                                                   New York, NY  10017
                                                   Telephone (646) 471 4000
                                                   Facsimile (646) 471 8910



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in the Prospectus Supplement of CHL Mortgage Pass-Through Trust 2005-5, relating to Mortgage Pass-Through Certificates Series 2005-5, comprising part of the Registration Statement (No 333-109248) of CWMBS, Inc., of our report dated February 13, 2004 relating to the financial statements, which appears in Item 8 of MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statements of MBIA Insurance Corporation as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which is included in
Exhibit 99 to such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in the Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP
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January 26, 2005